U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2018

iBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or jurisdiction of incorporation or organization)

001-35023

(Commission File Number)

26-2797813

(I.R.S. Employer Identification Number)

600 Madison Avenue, Suite 1601, New York, NY 10022-1737

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (302) 355-0650

                                             N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Adoption of the iBio, Inc. 2018 Omnibus Equity Incentive Plan and an Amendment to the iBio, Inc. 2008 Amended and Restated Omnibus Equity Incentive Plan

As described under Item 5.07, at the Annual Meeting of Stockholders of iBio, Inc. (the “Company”) held on December 18, 2018 (the “Annual Meeting”), the stockholders of the Company, upon recommendation of the Board of Directors, approved the iBio, Inc. 2018 Omnibus Equity Incentive Plan (the “2018 Plan”). The 2018 Plan had been approved by the Board of Directors, subject to stockholder approval of the 2018 Plan. The 2018 Plan is described in greater detail in the Company's proxy statement for the 2018 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on November 19, 2018 (the “Definitive Proxy Statement”), under the caption “Proposal 4 — Approval of 2018 Omnibus Equity Incentive Plan”, which disclosure is incorporated herein by reference. The description of the 2018 Plan contained in the Definitive Proxy Statement is qualified in its entirety by reference to the full text of the 2018 Plan, which is attached as Appendix A thereto and is incorporated herein by reference.

In addition, as described under Item 5.07, the stockholders of the Company, upon recommendation of the Board of Directors, also approved an amendment to the Company’s Amended and Restated 2008 Omnibus Equity Incentive Plan (the “Amendment”) to permit a one-time option exchange. The Amendment had been approved by the Board of Directors, subject to stockholder approval of the Amendment. The Amendment is described in greater detail in the Definitive Proxy Statement, under the caption “Proposal 5 — Approval of Amendment to Our 2008 Omnibus Equity Incentive Plan, as Amended, to Permit A One-Time Option Exchange”, which disclosure is incorporated herein by reference. The description of the Amendment and the Company’s Amended and Restated 2008 Omnibus Equity Incentive Plan (the “2008 Omnibus Equity Incentive Plan”), contained in the Definitive Proxy Statement is qualified in its entirety by reference to the full text of the Amendment and the Company’s 2008 Omnibus Equity Incentive Plan, which are attached as Appendix B to the Definitive Proxy Statement and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 18, 2018, the Company held its 2018 Annual Meeting of Stockholders. A total of 18,686,792 shares of the Company’s common stock were entitled to vote as of November 16, 2018, the record date for the Annual Meeting. There were 16,046,152 shares present in person or by proxy at the Annual Meeting.

As described in the Definitive Proxy Statement, at the Annual Meeting the stockholders were asked to vote on five matters: (1) the election of three directors each to serve as Class I directors for a three year term expiring at the 2021 annual meeting of stockholders or until successors have been duly elected and qualified; (2) ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2019; (3) approval of an advisory vote on executive compensation (“say-on-pay”); (4) approval of the Company’s 2018 Omnibus Equity Incentive Plan; and (5) approval of an amendment to the Company’s 2008 Omnibus Equity Incentive Plan to permit a one-time option exchange. The proposals are described in detail in the Definitive Proxy Statement.

The final voting results of the Annual Meeting are set forth below.

Proposal 1 - Election of Directors - The Company’s stockholders elected Robert B. Kay, General James T. Hill, and Arthur Y. Elliott, Ph.D. to serve as Class I directors of the Company for a three-year term expiring in 2021. The voting results for each of these individuals were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Robert B. Kay	9,163,714	922,533	5,959,905
General James T. Hill	9,158,985	927,262	5,959,905
Arthur Y. Elliott, Ph.D.	9,185,970	900,277	5,959,905

Proposal 2 - Ratification of the selection of the Company’s independent registered public accounting firm - The Company’s stockholders ratified the selection of CohnReznick LLP as the Company’s independent registered public accounting firm for the current fiscal year ending June 30, 2019. The voting results were 13,615,163 shares “FOR,” 2,156,914 shares “AGAINST,” and 224,075 abstentions.

Proposal 3 – “Say on pay” proposal - The Company’s stockholders approved, on an advisory basis, the compensation of its named executive officers. The voting results were 9,008,356 shares “FOR,” 965,936 shares “AGAINST,” 111,955 abstentions and 5,959,905 broker non-votes.

Proposal 4 – Approval of the Company’s 2018 Omnibus Equity Incentive Plan - The Company’s stockholders approved the Company’s 2018 Omnibus Equity Incentive Plan. The voting results were 8,905,829 shares “FOR,” 1,107,845 shares “AGAINST,” 72,573 abstentions and 5,959,905 broker non-votes.

Proposal 5 – Amendment to the Company’s 2008 Omnibus Equity Incentive Plan - The proposal to amend the Company’s 2008 Omnibus Equity Incentive Plan to permit a one-time option exchange was approved. The voting results were 8,879,419 shares “FOR,” 1,025,884 shares “AGAINST,” 180,944 abstentions and 5,959,905 broker non-votes.

Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: December 20, 2018	By:	/s/ Robert B. Kay
Robert B. Kay
Executive Chairman and CEO